UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value €0.07 per share	NLSN	New York Stock Exchange

Item 7.01	Regulation FD Disclosure.

Launch of Senior Notes Offering

On May 24, 2021, Nielsen Holdings plc (“Nielsen”) issued a press release announcing that its indirect wholly owned subsidiaries, Nielsen Finance LLC and Nielsen Finance Co. (the “Issuers”), are proposing to issue $500 million aggregate principal amount of senior notes due 2029 and $500 million aggregate principal amount of senior notes due 2031 (collectively, the “Notes”) in a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Debt Repayment

The press release also announced that Nielsen intends to apply the net proceeds of the Offering plus cash on hand to (i) prepay all of the Dollar Term B-5 Loans outstanding under that certain credit agreement, dated as of June 4, 2020, by and among Nielsen Finance LLC, Nielsen Holding and Finance B.V. (“Nielsen HF”), the guarantors party thereto from time to time, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent (as amended by Amendment No. 1, dated as of July 21, 2020, among Nielsen Finance LLC, Nielsen HF, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent and Amendment No. 2, dated as of September 9, 2020, among Nielsen Finance LLC, Nielsen HF, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent) (the “TLB credit agreement”), (ii) prepay all of the Class B-2 Euro Term Loans outstanding under the Sixth Amended and Restated Credit Agreement, dated as of July 21, 2020, by and among Nielsen Finance LLC, TNC (US) Holdings Inc., Nielsen HF, the guarantors party thereto from time to time, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent and (iii) partially prepay the Euro Term B-3 Loans outstanding under the TLB credit agreement, in each case, at a prepayment price equal to par plus accrued and unpaid interest.

The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference solely for purposes of this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those related to the Offering, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the final calculation of the gain on the sale with respect to our Global Connect business, which is currently pending finalization of various estimates, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits (furnished solely for purposes of Item 7.01 of this Form 8-K).

Exhibit No.	Description

Exhibit 99.1	Press Release, dated May 24, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021

NIELSEN HOLDINGS PLC

By:	/s/ Jennifer Meschewski
Name:	Jennifer Meschewski
Title:	Secretary